                                                                Exhibit 99.1

[CENVEO logo]



         For Immediate Release February 14, 2005

             CENVEO ANNOUNCES FOURTH QUARTER RESULTS WHICH MEET REVISED
                                     GUIDANCE

         ENGLEWOOD, COLO. (FEBRUARY 14, 2005) -- Cenveo, Inc., (NYSE: CVO) announced its results for the quarter and the year ended December 31, 2004. Net loss in the quarter was $3.6 million, or $0.08 per share, and for the year the net loss was $19.7 million, or $0.41 per share. Sales were $482 million in the quarter and $1,743 million for the year ended December 31, 2004. Last year in the fourth quarter, the net income was $2.5 million or $0.05 per share, on $424 million of sales and for the twelve months ended December 31, 2003, net income was $5.2 million, or $0.11 per share, on $1,672 million of sales. Sales in the quarter increased 13.5% as compared to the same period last year and on a full year basis, the company had growth of 4.3% in sales. Cenveo's net loss for the year ended December 31, 2004, included a first quarter charge for early extinguishment of debt of $17.7 million.

         EBITDA for the fourth quarter of 2004 was $34.3 million compared to EBITDA of $34.2 million achieved for the same period last year. For the year ended December 31, 2004, EBITDA was $128.6 million compared to $126.2 million for the same period last year, a 1.9% improvement. The revised guidance provided in December 2004 was a range of $126 million to $129 million of EBITDA. An explanation of the Company's use of EBITDA for comparative purposes is provided below.

         Net cash provided by operating activities in the quarter ended December 31, 2004 was $10 million compared to $26 million provided during the comparable period of 2003. Net cash provided by operating activities in 2004 was $24 million compared to $59 million provided during 2003.

         Paul Reilly, President and CEO, stated, "In the fourth quarter we continued to see increases in volumes of work. However, margins continued to be tight. We are taking measures to mitigate this situation. We will discuss guidance for 2005 during the conference call to be held later today."

         Cenveo will hold a conference call today, Monday February 14, 2005 at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific Time). To participate in the Cenveo conference call, please dial in to 1-888-639-6218 and provide conference ID 640016. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.cenveo.com, www.streetevents.com, or www.fulldisclosure.com.

         INTERNATIONAL DIAL-IN: An operator will dial out to you. Contact Cenveo Investor Relations at 303-730-8023 or email:
         bea.rodriguez@cenveo.com no later than 1 hour prior to the call with your telephone information.



                                      - more -

         If you are unable to join the Cenveo conference call, you may access a replay of the call starting Monday, February 14, 2005 at 3:00 pm Eastern Time until Midnight Eastern Time, February 21, 2005. To access the replay, please dial 888-211-2648 and reference the conference ID 640016.

         EBITDA (earnings before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted (GAAP) in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

         We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. A reconciliation of net income (loss) under U.S. GAAP to EBITDA is presented in the Supplemental Information to this press release.


         ABOUT CENVEO
         Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In early 2004, Cenveo was voted second place in the printing and publishing category as Fortune Magazine's Most Admired Companies and ranked number five of the Russell 3000 companies on Corporate Governance Quotients by Institutional Shareholder Services. The company is headquartered in Englewood, Colorado.

         This press release may contain certain forward-looking statements of management. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release should be considered an offer to sell or a solicitation of an offer to buy Cenveo securities.

         CONTACT:  Mr. Michel P. Salbaing
                   Senior Vice President and Chief Financial Officer
                   Cenveo, Inc.
                   (303) 790-8023

                                   # # #



[CENVEO logo]



FINANCIAL HIGHLIGHTS



(in thousands, except per share data)
(unaudited)

                                                                THREE MONTHS ENDED                     YEAR ENDED
                                                                    DECEMBER 31                        DECEMBER 31
                                                                    -----------                        -----------
                                                               2004              2003             2004              2003
CONSOLIDATED RESULTS
--------------------

Net sales                                                   $ 481,677        $ 424,300        $ 1,742,914      $ 1,671,664
Gross profit                                                   92,838           89,624            349,393          334,546
Operating income                                               17,872           23,288             72,735           80,215
Income (loss) from continuing operations                       (3,598)           2,903            (20,938)           3,924
Loss (gain) on disposal of discontinued operations                  -              372             (1,230)          (1,548)
Cumulative effect of change in accounting principle                 -                -                  -              322
---------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                           $  (3,598)       $   2,531        $   (19,708)     $     5,150

Net income (loss) per share  - assuming dilution            $   (0.08)       $    0.05        $     (0.41)     $      0.11
---------------------------------------------------------------------------------------------------------------------------
SEGMENT INFORMATION

NET SALES:
  Commercial                                                $ 370,982        $ 326,826        $ 1,329,778      $ 1,272,525
  Resale                                                      110,695           97,474            413,136          399,139
---------------------------------------------------------------------------------------------------------------------------
     Total                                                  $ 481,677        $ 424,300        $ 1,742,914      $ 1,671,664

OPERATING INCOME (EXPENSE):
  Commercial                                                $  12,257        $  19,063        $    50,538      $    58,704
  Resale                                                        9,811           12,445             43,102           44,703
  Corporate services and other charges                         (4,196)          (8,220)           (20,905)         (23,192)
---------------------------------------------------------------------------------------------------------------------------
     Total                                                  $  17,872        $  23,288        $    72,735      $    80,215

OPERATING INCOME MARGINS:
  Commercial                                                      3.3%             5.8%               3.8%             4.6%
  Resale                                                          8.9%            12.8%              10.4%            11.2%

EBITDA (1):
  Commercial                                                $  26,209        $  27,844        $    95,844      $    94,921
  Resale                                                       12,327           14,822             52,604           54,498
  Corporate                                                    (4,257)          (8,498)           (19,801)         (23,173)
---------------------------------------------------------------------------------------------------------------------------
  Total                                                     $  34,279        $  34,168        $   128,647      $   126,246


---------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION                                     DECEMBER 31, 2004  DECEMBER 31, 2003
Working capital                                           $   113,391        $   102,773
Total assets                                                1,163,776          1,107,393
Total debt                                                    769,769            748,961
Shareholders' equity                                           57,354             68,019
---------------------------------------------------------------------------------------------------------------------------

(1) See Appendix 1 in the Supplemental Information to the Press Release for the definition of EBITDA, the reconciliation of net income to EBITDA and the reason why EBITDA is a relevant non-GAAP financial measure for Cenveo.





                                [CENVEO logo]




                Supplemental Information to the Press Release


                            For the Quarter Ended
                              December 31, 2004




                         Released February 14, 2005




[CENVEO logo]




------------------------------------------------------------------------------------
Fourth Quarter Ended December 31, 2004

                                                                           Page

Financial and Operational Summary and Recent Developments                  1, 2
------------------------------------------------------------------------------------

Consolidated Balance Sheets                                                  3
------------------------------------------------------------------------------------

Consolidated Statements of Operations                                        4
------------------------------------------------------------------------------------

Consolidated Cash Flow Statements                                            5
------------------------------------------------------------------------------------

Segment Results                                                              6
------------------------------------------------------------------------------------

Appendix 1 - Reconciliation of Net Income to EBITDA                        7, 8
------------------------------------------------------------------------------------




Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------
Three months ended December 31, 2004


Financial and Operational Summary
---------------------------------

CONSOLIDATED RESULTS: Net sales increased $57.4 million in the fourth quarter 2004 compared to net sales for the same period in 2003. Sales from acquisitions contributed $11.4 million in the period. Operating income decreased by $5.4 million in the fourth quarter as compared to operating income in fourth quarter of 2003.

COMMERCIAL: Net sales in the fourth quarter of 2004 increased $44.2 million to $371.0 million compared to net sales of $326.8 million in the fourth quarter of 2003.

RESALE: Net sales in the fourth quarter of 2004 increased by $13.2 million to $110.7 million compared to net sales of $97.5 million in the fourth quarter of 2003.

DEBT: Net cash provided by operating activities was $10.5 million for the quarter and total debt increased by $0.2 million in the quarter.

CAPITAL EXPENDITURES: During the quarter ended December 31, 2004, capital expenditures were $7.2 million compared to $11.9 million in the same period last year.

AVAILABILITY: Credit available under our credit facility was $110.8 million based on the certificate filed on January 21,2005.




Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------
Three months ended December 31, 2004


Recent Developments
-------------------

o The Company announced on January 7, 2005 that Paul Reilly intends to resign as the Chairman, President and Chief Executive Officer of Cenveo. Mr. Reilly has agreed to remain as President and Chief Executive Officer to assist in the transition to his successor.

o The Company announced on December 20, 2004 the launch of eCENergy, a web portal providing access to a suite of eSolutions designed to automate and streamline transactions with customers. Cenveo customers can securely login to their custom branded web portal, then choose from a menu of time-and cost-saving applications that currently includes an online print ordering and fulfillment system called eCatalog; soft and remote proofing; and digital asset management.

o The Company announced on December 3, 2004 that its Los Angeles facility, Cenveo Anderson Lithograph, was awarded the Sappi 2004 International Printer of the Year Award. The winning entry was the Cadillac XLR 2004 brochure for General Motors. The Sappi International Printer award is one of the printing industry's most prestigious honors, and in April, Cenveo Anderson Lithograph was also named the North American Printer of the Year.



CENVEO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                                                                          DECEMBER 31           DECEMBER 31
(IN THOUSANDS)                                                                               2004                   2003
ASSETS
Current assets:
   Cash and cash equivalents                                                              $       796           $       307
   Accounts receivable, net                                                                   252,711               223,541
   Inventories, net                                                                           112,219                91,402
   Other current assets                                                                        46,019                48,135
----------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                   411,745               363,385
----------------------------------------------------------------------------------------------------------------------------

 Property, plant and equipment, net                                                           367,260               388,240
 Goodwill                                                                                     308,938               299,392
 Other intangible assets, net                                                                  28,788                19,687
 Other assets, net                                                                             47,045                36,689
----------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                             $ 1,163,776           $ 1,107,393
----------------------------------------------------------------------------------------------------------------------------

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                                                       $   172,731           $   140,468
   Accrued compensation and related liabilities                                                58,639                53,209
   Other current liabilities                                                                   64,714                64,360
   Current maturities of long-term debt                                                         2,270                 2,575
----------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                             298,354               260,612
----------------------------------------------------------------------------------------------------------------------------

 Long-term debt, less current maturities                                                      767,499               746,386
 Deferred income taxes                                                                            -                   6,717
 Other liabilities                                                                             40,569                25,659
----------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                          1,106,422             1,039,374
----------------------------------------------------------------------------------------------------------------------------

 Shareholders' equity:
   Common stock                                                                                   487                   484
   Paid-in capital                                                                            214,902               213,850
   Retained deficit                                                                          (170,039)             (150,331)
   Deferred compensation                                                                       (2,003)               (1,714)
   Accumulated other comprehensive income                                                      14,007                 5,730
----------------------------------------------------------------------------------------------------------------------------
 Total shareholders' equity                                                                    57,354                68,019
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                               $ 1,163,776           $ 1,107,393
----------------------------------------------------------------------------------------------------------------------------



CENVEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                                     THREE MONTHS ENDED                     YEAR ENDED
                                                                         DECEMBER 31                       DECEMBER 31
(in thousands, except per share data)                                2004           2003               2004           2003
Net sales                                                         $ 481,677      $ 424,300         $ 1,742,914    $ 1,671,664
Cost of sales                                                       388,839        334,676           1,393,521      1,337,118
------------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                      92,838         89,624             349,393        334,546
------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Selling, general and administrative expenses                       69,143         60,258             265,870        245,689
  Amortization of intangibles                                         1,267            536               5,381          1,899
  Settlement of litigation                                              -            5,330                 -            5,330
  Restructuring, impairment charges and other                         4,556            212               5,407          1,413
------------------------------------------------------------------------------------------------------------------------------
 Operating income                                                    17,872         23,288              72,735         80,215
------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                                   19,353         17,728              73,125         71,891
  Loss on early extinguishment of debt                                  -              -                17,748            -
  Other                                                                 706            755               2,459          1,819
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes and cumulative effect of a change in
    accounting principle                                             (2,187)         4,805             (20,597)         6,505
Income tax expense                                                    1,411          1,902                 341          2,581
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations before
    cumulative effect of a change in accounting principle            (3,598)         2,903             (20,938)         3,924

Loss (gain) on disposal of discontinued operations,
  net of taxes of $770 in 2004                                          -              372              (1,230)        (1,548)
Cumulative effect of a change in accounting principle                   -              -                   -              322
------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                 $  (3,598)     $   2,531         $   (19,708)   $     5,150
------------------------------------------------------------------------------------------------------------------------------

Earnings (loss) per share - basic and diluted:
  Continuing operations                                           $   (0.08)     $    0.06         $     (0.44)   $      0.08
  Discontinued operations                                               -            (0.01)               0.03           0.04
  Cumulative effect of a change in accounting principle                 -              -                   -            (0.01)
------------------------------------------------------------------------------------------------------------------------------
    Earnings (loss) per share - diluted                           $   (0.08)     $    0.05         $     (0.41)   $      0.11
------------------------------------------------------------------------------------------------------------------------------

Weighted averages shares - basic                                     47,764         47,719              47,750         47,687
Weighted averages shares - diluted                                   47,764         48,540              47,750         48,315



CENVEO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (unaudited)

                                                                                                        YEAR ENDED
                                                                                                        DECEMBER 31

(in thousands)                                                                                     2004             2003
 Cash flows from operating activities:
   Income (loss) from continuing operations                                                     $ (20,938)       $     3,924
   Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
      Depreciation                                                                                 47,602             46,069
      Amortization                                                                                  9,959              5,883
      Asset impairments                                                                             3,228                -
      Write-off of deferred financing fees                                                          4,220                -
      Deferred income tax benefit                                                                 (12,536)           (10,854)
      Loss on disposal of assets                                                                      686              1,221
      Other noncash charges, net                                                                      198                435
   Changes in operating assets and liabilities, excluding effects of acquired businesses:
      Accounts receivable                                                                         (23,283)             3,414
      Inventories                                                                                 (18,122)            14,647
      Accounts payable and accrued compensation                                                    32,784            (15,417)
      Income taxes payable                                                                         (1,663)            12,212
      Other working capital changes                                                                  (711)            (1,952)
   Other, net                                                                                       3,039               (123)
-------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                                  24,463             59,459

 Cash flows from investing activities:
   Acquisitions, less cash acquired                                                               (13,174)            (2,800)
   Capital expenditures                                                                           (27,435)           (31,602)
   Proceeds from divestitures, net                                                                  2,000              3,864
   Proceeds from sales of property, plant and equipment                                             3,012                682
-------------------------------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                                                     (35,597)           (29,856)

 Cash flows from financing activities:
   Proceeds from long-term debt                                                                 2,724,655          1,915,452
   Repayment of long-term debt                                                                 (2,703,847)        (1,948,299)
   Proceeds from the issuance of common stock                                                          48                 75
   Capitalized loan fees                                                                           (9,077)              (484)
-------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by (used in) financing activities                                        11,779            (33,256)

  Effect of exchange rate changes on cash and cash equivalents                                       (156)             1,310
-------------------------------------------------------------------------------------------------------------------------------

 Net increase (decrease) in cash and cash equivalents                                                 489             (2,343)
 Cash and cash equivalents at beginning of year                                                       307              2,650
-------------------------------------------------------------------------------------------------------------------------------
 Cash and cash equivalents at end of year                                                       $     796        $       307
-------------------------------------------------------------------------------------------------------------------------------



CENVEO, INC. AND SUBSIDIARIES
SEGMENT RESULTS
(unaudited)

                                                        THREE MONTHS ENDED                           YEAR ENDED
                                                            DECEMBER 31                              DECEMBER 31
(in thousands)                                        2004               2003                  2004                2003
Net sales:
     Commercial                                    $ 370,982          $ 326,826             $ 1,329,778         $ 1,272,525
     Resale                                          110,695             97,474                 413,136             399,139
----------------------------------------------------------------------------------------------------------------------------
          Total net sales                          $ 481,677          $ 424,300             $ 1,742,914         $ 1,671,664
----------------------------------------------------------------------------------------------------------------------------

Operating income (expense):
     Commercial                                    $  12,257          $  19,063             $    50,538         $    58,704
     Resale                                            9,811             12,445                  43,102              44,703
     Corporate services                               (4,196)            (8,220)                (20,905)            (23,192)
----------------------------------------------------------------------------------------------------------------------------
          Total operating income                   $  17,872          $  23,288             $    72,735         $    80,215
----------------------------------------------------------------------------------------------------------------------------

EBITDA (1):
     Commercial                                    $  26,209          $  27,844             $    95,844         $    94,921
     Resale                                           12,327             14,822                  52,604              54,498
     Corporate services                               (4,257)            (8,498)                (19,801)            (23,173)
----------------------------------------------------------------------------------------------------------------------------
          Total EBITDA                             $  34,279          $  34,168             $   128,647         $   126,246
----------------------------------------------------------------------------------------------------------------------------

Net sales by product line:
     Commercial printing                           $ 227,031          $ 197,219             $   821,332         $   777,638
     Envelopes                                       203,523            178,189                 719,465             693,929
     Business forms and labels                        51,123             48,892                 202,117             200,096
----------------------------------------------------------------------------------------------------------------------------
          Total net sales                          $ 481,677          $ 424,300             $ 1,742,914         $ 1,671,663
----------------------------------------------------------------------------------------------------------------------------

     (1) See Appendix 1 in the Supplemental Information to the Press Release for the definition of EBITDA, the reconciliation of net income to EBITDA and the reason why EBITDA is a relevant non-GAAP financial measure for Cenveo.



APPENDIX 1 - RECONCILIATION OF NET INCOME TO EBITDA
FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

Cenveo, Inc. and Subsidiaries
(in thousands)
(unaudited)

                                                                            FOR THE THREE MONTHS ENDED DECEMBER 31, 2004
                                                                  COMMERCIAL           RESALE         CORPORATE            TOTAL

Net income (loss)                                                  $ 12,131          $  9,836         $ (25,565)         $ (3,598)
Interest                                                                -                 -              19,353            19,353
Taxes                                                                   -                 -               1,411             1,411
Depreciation                                                          9,992             2,349               247            12,588
Amortization (excluding amortization included in interest)            1,155               142               -               1,297
Asset impairments recorded in the fourth quarter                      2,931               -                 297             3,228
-----------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                         $ 26,209          $ 12,327         $  (4,257)         $ 34,279


                                                                           FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
                                                                  COMMERCIAL          RESALE          CORPORATE            TOTAL

Net income (loss)                                                  $ 18,676          $ 12,365         $ (28,510)         $  2,531
Interest                                                                -                 -              17,728            17,728
Taxes                                                                   -                 -               1,902             1,902
Depreciation                                                          8,866             2,224               127            11,217
Amortization (excluding amortization included in interest)              302               233               -                 535
Tax adjustment included in discontinued operations                      -                 -                 372               372
Gain on asset held for sale                                             -                 -                (117)             (117)
-----------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                         $ 27,844          $ 14,822         $  (8,498)         $ 34,168


Note: This schedule is a reconciliation of net income to EBITDA which we define as earnings before interest, taxes, depreciation and amortization and excluding asset impairments in 2004 and the tax adjustment included in discontinued operations and gain on assets held for sale in 2003. EBITDA should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies, and therefore, comparability may be limited. EBITDA has not been provided as a measure of liquidity. EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.



APPENDIX 1 - RECONCILIATION OF NET INCOME TO EBITDA
FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2003


CENVEO, INC. AND SUBSIDIARIES
(in thousands)
(unaudited)

                                                                                   FOR THE YEAR ENDED DECEMBER 31, 2004
                                                                  COMMERCIAL           RESALE         CORPORATE            TOTAL

Net income (loss)                                                  $ 50,397          $ 43,030         $ (113,135)        $ (19,708)
Interest                                                                -                 -               73,125            73,125
Taxes, including taxes included in discontinued operations              -                 -                1,111             1,111
Depreciation                                                         37,753             9,027                822            47,602
Amortization (excluding amortization included in interest)            4,762               547                232             5,541
Loss on early extinguishment of debt                                    -                 -               17,748            17,748
Asset impairments recorded in the fourth quarter                      2,932               -                  296             3,228
------------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                         $  95,844         $  52,604        $  (19,801)        $ 128,647


                                                                                 FOR THE YEAR ENDED DECEMBER 31,2003
                                                                  COMMERCIAL          RESALE          CORPORATE            TOTAL

Net income (loss)                                                  $  57,528         $  44,456        $  (96,834)        $   5,150
Interest                                                                 -                 -              71,891            71,891
Taxes                                                                    -                 -               2,581             2,581
Depreciation                                                          36,430             9,106               532            46,068
Amortization (excluding amortization included in interest)               963               936               -               1,899
Gain on asset held for sale                                              -                 -                (117)             (117)
Tax adjustment included in discontinued operations                       -                 -              (1,548)           (1,548)
Cumulative effect of a change in accounting principle                    -                 -                 322               322
------------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                         $  94,921         $  54,498        $  (23,173)        $ 126,246


Note: This schedule is a reconciliation of net income to EBITDA which we define as earnings before interest, taxes, depreciation and amortization and excluding asset impairments, the loss from the early extinguishment of debt and the income tax impact included in the gain on the disposal of discontinued operations recorded in 2004, and the tax adjustment reported as a gain on disposal of discontinued operations, gain on assets held for sale and the cumulative effect of a change in accounting principle in 2003.
EBITDA should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies, and therefore, comparability may be limited. EBITDA has not been provided as a measure of liquidity. We believe
EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.
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